Envestnet 4Q 2023 Earnings February 22, 2024

2 Disclaimers Cautionary Statement Regarding Forward-Looking Statements The forward-looking statements made in this presentation concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the first quarter of 2023, its strategic and operational plans and growth strategy, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this presentation include, but are not limited to, our ability to recruit and retain senior executive leadership and other key employees and to successfully manage transitions, including the transition of our chief executive officer; adverse economic or global market conditions, including periods of rising inflation and market interest rates, and governmental responses to such conditions; the conflicts in the Middle East and between Russia and Ukraine, including related sanctions and their impact on the global economy and capital markets; the concentration of our revenue from the delivery of our solutions and services to clients in the financial services industry; our reliance on a limited number of clients for a material portion of our revenue; the renegotiation of fees by our clients; changes in the estimates of fair value of reporting units or of long-lived assets, particularly goodwill and intangible assets; the amount of our debt, our ability to service our debt and risks associated with derivative transactions associated with our debt; limitations on our ability to access information from third parties or charges for accessing such information; the targeting of some of our sales efforts at large financial institutions and large financial technology companies which prolongs sales cycles, requires substantial upfront sales costs and results in less predictability in completing some of our sales; changes in investing patterns on the assets on which we derive revenue and the freedom of investors to redeem or withdraw investments generally at any time; the impact of fluctuations in market conditions and interest rates on the demand for our products and services and the value of assets under management or administration; increased geopolitical unrest and other events outside of our control that could adversely affect the global economy or specific international, regional and domestic markets; our ability to keep up with rapid technological change, evolving industry standards or changing requirements of clients; risks associated with our international operations; the competitiveness of our solutions and services as compared to those of others; liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest; harm to our reputation; the failure to protect our intellectual property rights; our reliance on outsourcing arrangements; activist shareholders hindering the execution of our business strategy, diverting board and management attention and resources and causing us to incur substantial expenses; public health crises, pandemics or similar events; our ability to successfully identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; our ability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner; our ability to introduce new solutions and services and enhancements; regulatory compliance failures; our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information and potential liabilities for cybersecurity breaches; the effect of privacy laws and regulations, industry standards and contractual obligations and changes to these laws, regulations, standards and obligations on how we operate our business and the negative effects of failure to comply with these requirements; failure by our customers to obtain proper permissions or waivers for our use of disclosure of information; adverse judicial or regulatory proceedings against us; failure of our solutions, services or systems, or those of third parties on which we rely, to work properly; potential liability for use of inaccurate information by third parties provided by us; the occurrence of a deemed “change of control”; the uncertainty of the application and interpretation of certain tax laws; issuances of additional shares of common stock or issuances of shares of preferred stock or convertible securities on our existing stockholders; general economic, political and regulatory conditions; global events, natural disasters, environmental disasters, terrorist attacks and pandemics, including their impact on the economy and trading markets; management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this presentation. All information in this presentation is as of February 22, 2024, and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this presentation or to report the occurrence of unanticipated events. © 2024 Envestnet, Inc. All rights reserved.

3 Disclaimers Non-GAAP Financial Disclosure Statement This presentation contains the non-GAAP financial measures, “adjusted revenue”, “adjusted EBITDA”, “adjusted net income” and “adjusted net income per diluted share”. • “Adjusted revenue” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. On January 1, 2022, the Company adopted ASU 2021-08 whereby it now accounts for contract assets and contract liabilities obtained upon a business combination in accordance with ASC 606. Prior to the adoption of ASU 2021-08, we recorded at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition did not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. Adjusted revenue has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP. • “Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision (benefit), depreciation and amortization, goodwill impairment, non-cash compensation expense, restructuring charges and transaction costs, severance expense, accretion on contingent consideration and purchase liability, fair market value adjustment to contingent consideration liability, fair market value adjustment on investment in private company, litigation, regulatory and other governance related expenses, foreign currency, gain on settlement of liability, gain on insurance reimbursement, non-income tax expense adjustment, dilution gain on equity method investee share issuance, loss allocations from equity method investments and (income) loss attributable to non-controlling interest. • “Adjusted net income” represents net income (loss) before income tax provision (benefit), deferred revenue fair value adjustment, non-cash interest expense, cash interest on our Convertible Notes, goodwill impairment, non-cash compensation expense, restructuring charges and transaction costs, severance expense, amortization of acquired intangibles, accretion on contingent consideration and purchase liability, fair market value adjustment to contingent consideration liability, fair market value adjustment to investment in private company, litigation, regulatory and other governance related expenses, foreign currency, gain on settlement of liability, gain on insurance reimbursement, non-income tax expense adjustment, dilution gain on equity method investee share issuance, loss allocations from equity method investments and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations. • “Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding. For purposes of the adjusted net income per share calculation, we assume all potential shares to be issued in connection with our convertible notes are dilutive. • These measures are not calculated in accordance with GAAP and may be calculated differently than similar non-GAAP measures for other companies. Quantitative reconciliations of our non- GAAP financial information to the most directly comparable GAAP information appear in the appendix to this presentation and more information is contained in our filings with the SEC which are available on the SEC’s website at www.sec.gov or our Investor Relations website at https://investor.envestnet.com/. Reconciliations are not provided for guidance on such measures as we are unable to predict the amounts to be adjusted, such as the GAAP tax provision. Our non-GAAP financial measures should not be viewed as a substitute for revenue, net income (loss) or net income (loss) per share determined in accordance with GAAP. Accounting Presentation Certain prior period amounts have been adjusted to conform to the current period presentation, for a change in the composition of the Company’s reportable segments and to correct an immaterial error. See “Note 2 – Summary of Significant Accounting Policies” to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023. © 2024 Envestnet, Inc. All rights reserved.

Envestnet at-a-Glance

MISSION

Our mission is to empower advisors and financial service providers with innovative technology, solutions and intelligence to power the growth of their business.

STRATEGY

- Deliver the industry leading wealth management platform powered by data and insights
- Leverage our scale and maximize efficiency to serve our clients' needs comprehensively
- Provide more holistic solutions and a more connected environment

KEY FINANCIAL METRICS

	4Q23	YoY Change[1]	FY23	YoY Change[1]
Revenue *(in $millions)*	$317.6	8%	$1,245.6	0%
Adjusted EBITDA[2] *(in $millions)*	$75.5	44%	$250.9	16%
Adjusted Net Income per Diluted Share[2]	$0.65	44%	$2.12	14%

1. YoY change represents 4Q23 results vs. 4Q22 and 2023 vs 2022 results for Adjusted Results.
2. Non-GAAP financial measure. See Non-GAAP Disclosure Statement and Appendix for definitions and reconciliations of non-GAAP measures.

KEY BUSINESS METRICS

$5.8 trillion+
client assets

19.1 million+
number of accounts

108,000+
number of advisors

38 million+
total number of paying users

1,300+
total firms on Data & Analytics platforms

© 2024 Envestnet, Inc. All rights reserved.

ENVESTNET

4

5© 2024 Envestnet, Inc. All rights reserved. Market Scale with Industry Leading Solutions 38 million+ paid users 108,000+ advisors 16 of 20 of the largest U.S. Banks 400 million+ linked consumer accounts 500+ of the largest RIAs 700+ fintech companies 48 of 50 of the largest wealth management and brokerage firms 19.1+ million investor accounts 19,000+ data sources $5.8+ Trillion in assets Metrics as of December 31, 2023. © 2024 Envestnet, Inc. All rights reserved. 5

6 41.7% 43.3% 46.7% 48.3% 49.9% 51.4% 54.1% 54.6% 2015 2016 2017 2018 2019 2020 2021 2022 82% 18% Investment is increasing Investment is not increasing 7% 9% 13% 8% 7% 8% 10% 5% 6% 2015 2016 2017 2018 2019 2020 2021 2022 2023 YTD 2023 YTD represents annualized data for the first 9 months of 2023 and excludes certain flows that Cerulli included in its industry figures for the first time in Q3 2023 Source: Cerulli Lodestar Source: Cerulli Associates, “U.S. Broker/Dealer Marketplace 2023” 3.10% 3.19% 3.23% 3.22% 3.69% 3.69% 3.73% 2015 2016 2017 2018 2019 2020 2021 Source: InvestmentNews, “2022 InvestmentNews Adviser Technology Study” Source: Wavestone, “2024 Data and AI Leadership Executive Survey”; survey of senior executives at financial services (51%), healthcare/life sciences (15%), and other (34%) companies Wealth Management Firm Tech Expenditure as a Percentage of Revenue (median) Fee-Based Assets as a Percentage of Total Advisor-Managed Assets Organic Asset Growth Rates for the Managed Accounts Industry Percentage of Organizations Reporting an Increase in Data and Analytics Investments © 2024 Envestnet, Inc. All rights reserved. Secular Tailwinds Growth Opportunity

7 $5.2 $6.4 $6.5 $7.9 $9.3 $11.9 $10.6 $12.1(1) $1.3 $1.7 $2.8 $3.8 $4.6 $5.7 $5.1 $5.8 2016 2017 2018 2019 2020 2021 2022 2023 Industry Envestnet Industry data was sourced from Cerulli U.S. Broker/Dealer Marketplace 2023 and Cerulli Lodestar. (1) Represents an Envestnet estimate, given 2023 industry fee-based asset data is not yet available. (2) Calculated as Envestnet AUM divided by total managed account industry assets, excluding the wirehouse and direct channels; (3) Represents a market share figure as of Q3 2023. Note, in Q3 2023, Cerulli included certain assets in its industry managed account figures for the first time, which reduced Envestnet's calculated market share by 0.08%. Total Assets on Envestnet’s Platform vs. Advice Industry Fee-Based Assets Excluding Wirehouses ($T) AUM/A Net Flows ($B) Platform Accounts (M) Envestnet Metrics © 2024 Envestnet, Inc. All rights reserved. Managed Acct Market Share(2) 5.6% 5.6% 5.7% 6.2% 6.5% 7.1% 7.4% 7.2%(3) $37 $59 $68 $60 $64 $89 $57 $59 6.1 7.0 10.9 11.9 13.4 17.5 18.3 19.1 Enabling our Clients’ Growth

Well Positioned for Industry Trends

	The push to achieve greater scale	The demand for personalization	Technology integration & consolidation	Evolving practice management
Industry trends	The push to achieve greater scale	The demand for personalization	Technology integration & consolidation	Evolving practice management
Envestnet as an industry leader	• Unmatched breadth & depth of capabilities • Multi-channel leader across B/D and RIA • Ultra-configurable with scaled support and compliance	• Modern UMA chassis • Direct indexing 10-year track record • Variety of capabilities including tax overlay, high-net-worth consulting, and more	• Stronger platform connectivity, from financial planning through execution • Next-gen proposal and new client portal • Custodial integrations	• Vast array of analytics to strengthen business intelligence • Pioneer in holistic wealth management
Proof points	$5.8T of assets; 19M accounts; top 3 in 13 different industry categories*	AUM net inflows in 2022-2023 were 4x that of #2 and #3 TAMPs combined	Planning to execution, insights to proposal, Tamarac to managed account opening	MoneyGuide 17th consecutive year, ranked #1 financial planning software

*2024 T3 Advisor Software Survey

© 2024 Envestnet, Inc. All rights reserved.

ENVESTNET 8

9 ENDING ASSETS OVER TIME Envestnet Key Metrics © 2024 Envestnet, Inc. All rights reserved. ENDING ACCOUNTS OVER TIME ADVISOR COUNT OVER TIME All data is quarterly. $ $ $ $ $ $ $ $ 75,000 85,000 95,000 105,000 115,000 125,000 1.0T 2.0T 3.0T 4.0T 5.0T 6.0T 7.0T 8.0T 10,000,000 12,000,000 14,000,000 16,000,000 18,000,000 20,000,000 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23

10 159.4 170.1 184.0 195.9 202.7 192.0 177.1 166.4 176.9 185.8 193.9 188.6 66.8 69.6 70.1 73.5 72.0 77.1 80.1 81.0 80.5 79.7 81.0 84.2 3.0 3.6 3.7 3.9 2.4 6.5 4.2 3.7 3.2 10.3 4.3 6.2 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Wealth: Asset-based Revenue Wealth: Subscription Revenue Wealth: Professional Services © 2024 Envestnet, Inc. All rights reserved. (in $millions) Wealth Solutions Revenue Trend KEY DRIVERS • Market Performance • AUM/A Net Flows • Net New Logos • Account & Advisor growth 11% YoY 0% QoQ $229.2 $243.2 $257.9 $273.3 $277.1 $275.6 $261.4 $251.1 $260.6 $275.8 $279.2 $279.0

11 43.0 42.9 43.4 44.6 42.7 41.0 43.7 40.2 36.6 35.2 33.9 33.6 2.9 2.6 1.7 1.8 1.5 2.3 1.6 1.6 1.4 1.4 3.7 5.1 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 D&A: Subscription Revenue D&A: Professional Services © 2024 Envestnet, Inc. All rights reserved. Data & Analytics Revenue Trend KEY DRIVERS • Market Environment • Bookings • Open Banking Pipeline (7)% YoY 3% QoQ (in $millions) $45.9 $45.5 $45.2 $46.3 $44.3 $43.2 $45.3 $41.8 $38.1 $36.6 $37.6 $38.6

12 159.4 170.1 184.0 195.9 202.7 192.0 177.1 166.4 176.9 185.8 193.9 188.6 66.8 69.6 70.1 73.5 72.0 77.1 80.1 81.0 80.5 79.7 81.0 84.2 43.0 42.9 43.4 44.6 42.7 41.0 43.7 40.2 36.6 35.2 33.9 33.6 5.9 6.2 5.5 5.6 3.9 8.8 5.8 5.2 4.7 11.7 8.0 11.2 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Wealth: Asset-based Revenue Wealth: Subscription Revenue D&A: Subscription Revenue Consolidated: Professional Services © 2024 Envestnet, Inc. All rights reserved. Total Company Revenue Trend 8% YoY 0% QoQ 97% of Envestnet’s 2023 Revenue is Recurring (in $millions) $275.1 $288.7 $303.1 $319.6 $321.4 $318.9 $306.7 $292.9 $298.7 $312.4 $316.8 $317.6

13 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Total Platform Assets $5,720.0 $5,529.9 $4,990.2 $4,800.9 $5,090.6 $5,310.1 $5,422.2 $5,352.7 $5,806.4 1st Party Managed $33.7 $32.2 $28.5 $27.0 $28.9 $31.4 $32.8 $32.9 $36.8 AUM $362.0 $361.3 $325.2 $315.9 $341.1 $363.2 $384.8 $375.4 $416.0 AUA $456.3 $432.1 $352.8 $350.6 $367.4 $379.8 $394.1 $398.1 $430.8 Subscription $4,901.7 $4,736.5 $4,312.1 $4,134.4 $4,382.1 $4,567.0 $4,643.3 $4,579.2 $4,959.5 Assets ($B) Total Platform Assets and Accounts © 2024 Envestnet, Inc. All rights reserved. Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2 '23 Q3'23 Q4'23 Total Accounts 17.5 17.8 17.9 18.3 18.3 18.5 18.7 18.9 19.1 1st Party Managed 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 AUM 1.3 1.5 1.5 1.5 1.5 1.6 1.6 1.6 1.6 AUA 1.2 1.2 1.1 1.1 1.1 1.1 1.1 1.3 1.3 Subscription 15.0 15.2 15.3 15.6 15.7 15.8 15.9 16.1 16.2 Accounts (M) Growth by Segment Accounts Q4 2023 YoY Growth 1st Party Managed(1) 2% AUM 6% AUA 11% Subscription 4% Growth by Segment Assets Q4 2023 YoY Growth 1st Party Managed(1) 27% AUM 22% AUA 17% Subscription 13% 1. 1st party managed represents assets directly managed, and overlay services provided, by Envestnet Asset Management. These accounts and assets are a component of AUM.

14 2023 Fourth Quarter Results © 2024 Envestnet, Inc. All rights reserved. 4Q23 GAAP Results 4Q23 Adjusted Results(1) YoY Change %(2) Revenue $317.6 $317.6 8% Adjusted EBITDA(1) -- $75.5 44% Net income (loss) per diluted share $(3.35) $0.65 44% (in $millions except for per share amounts) 1. Non-GAAP financial measure. See Non-GAAP Disclosure Statement and Appendix for definitions and reconciliations of non-GAAP measures. 2. YoY change represents 4Q23 results vs. 4Q22 results for Adjusted Results.

15 2023 Full Year Results © 2024 Envestnet, Inc. All rights reserved. FY23 GAAP Results FY23 Adjusted Results(1) YoY Change %(2) Revenue $1,245.6 $1,245.7 0% Adjusted EBITDA(1) -- $250.9 16% Net income (loss) per diluted share $(4.38) $2.12 14% 1. Non-GAAP financial measure. See Non-GAAP Disclosure Statement and Appendix for definitions and reconciliations of non-GAAP measures. 2. YoY change represents 2023 results vs. 2022 results for Adjusted Results. (in $millions except for per share amounts)

16 Adjusted EBITDA* © 2024 Envestnet, Inc. All rights reserved. $275.2 $288.8 $303.1 $319.7 $321.4 $318.9 $306.7 $292.9 $298.8 $312.5 $316.8 $317.6 $68.3 $71.1 $66.2 $56.2 $54.8 $56.0 $52.3 $52.4 $54.0 $56.0 $65.3 $75.5 25% 25% 22 18% 17% 18% 17% 18% 18% 18% 21% 24% $- $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Adjusted Revenue* Adjusted EBITDA* Adjusted EBITDA* Margin INVESTMENT CYCLE Creating Efficiency & Expense Reduction Opportunities • Organization • Outsourcing • Real Estate • Automation • Integration • Platform Modernization Organic Revenue Growth + Accelerants AUM/A • RIA Managed Accounts • Retirement • Insurance • High Net Worth • Brokerage to Managed • Personalized Inv Solutions Subscription • Wealth Data Platform • Retirement • Agg & Verification • Asset Mgr. Partnerships ADDITIONAL OPPORTUNITIES • Custody • UMA Enhancements • Scale from Revenue Growth and Operational Efficiency *Non-GAAP financial measure. See Non-GAAP Disclosure Statement and Appendix for definitions and reconciliations of non-GAAP measures. (in $millions)

17 Balance Sheet and Liquidity © 2024 Envestnet, Inc. All rights reserved. CAPITAL POSITION AS OF DECEMBER 31, 2023 (in $millions) Cash and Cash Equivalents $91.4 Annual Cash Interest Expense $18.7(1) Debt Outstanding on Revolving Line of Credit ($500) $0.0 Revolving Line of Credit SOFR + spread(2) Convertible Debt Maturing 2025 $317.5 Convertible Debt 2025 0.75% coupon Convertible Debt Maturing 2027 $575.0 Convertible Debt 2027 2.625% coupon Net Leverage Ratio 3.2x(3) 1. Annual Cash Interest Expense reflects 2024 forecast based on current debt and includes bank facility fees 2. We estimate the spread to be Adjusted SOFR + 225 bps based on our current leverage ratio 3. Net Leverage Ratio is calculated as of the end of the quarter as Net Debt (Total Debt less Cash)/TTM Adj EBITDA. Net leverage ratio is provided for illustrative purposes only. NET LEVERAGE RATIO 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x 4.0x 4.5x 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23

18 Q1 2024 Outlook © 2024 Envestnet, Inc. All rights reserved. 1. Non-GAAP financial measure. See Non-GAAP Disclosure Statement and Appendix for definitions and reconciliations of non-GAAP measures. 3Q22 Outlook 1Q24 Outlook (2/22/24) Outlook midpoint compared to 1Q23 Revenue $320.0 - $326.0 +8% Adjusted EBITDA(1) $64.0 - $69.0 +250 bps of margin improvement Adjusted Net Income per Diluted Share(1) $0.52 - $0.57 +18% (in $millions except for per share amounts)

Appendix

Proven Record of Innovation and Growth Cloud-based TAMP Advisor-as- Portfolio- Manager UMA Tamarac RIA solution Advice-centric platform Data Aggregation Financial planning TAMP Integrated Wealth Platform Financial Wellness Ecosystem Fully mobile WM platform Credit Exchange Retirement Solutions Trust Services Exchange Insurance Exchange Advanced AI recommendations Client apps Developer tools © 2024 Envestnet, Inc. All rights reserved. Healthpilot 20

21 Committed to Corporate Social Responsibility © 2024 Envestnet, Inc. All rights reserved. Social & Human Rights Envestnet conducts our business in a responsible manner for our communities, our employees, our advisors and their clients. We fully support the basic rights of all individuals, follow fair and ethical labor practices and provide meaningful opportunities for development for our employees, promote giving back to the communities where we live and work and offer access to responsible investing. Commitment to the Environment We recognize that a healthy, sustainable future requires environmental stewardship, and we are committed to being mindful of the resources we consume. We continue to explore ways to further improve operational effectiveness and decrease our energy usage and carbon emissions. Strong Corporate Governance We are committed to the long-term success of Envestnet, as well as our shareholders, customers and employees, through strong corporate governance and ethical business practices. Envestnet is committed to empowering Financial Wellness for our communities, our employees, our advisors, and their clients

22 Key factors to our success © 2024 Envestnet, Inc. All rights reserved. 01 Leading competitive market position – WealthTech, Solutions, and Data & Analytics 02 Secular tailwinds and opportunities to seize growth 03 Vast market opportunity with organic growth potential 04 Our investments deepen client engagement and expand addressable market 05 Compelling business model with recurring revenue and operating leverage 06 Integrated offering with partnership and acquisition opportunity

Illustrative Market Impact on Annualized Financials

- Assuming +/-5% market change[1]

(in $millions)

Asset-based revenue	Direct expense	Adjusted EBITDA[2] unmitigated
~$38	~$23	~$15

Management has visibility into expected performance allowing operating decisions that may impact hiring plans, variable compensation and other spending initiatives.

1. Amounts represent annualized impact applicable to a 5% change in asset values on 4Q23 Annualized Revenue
2. Non-GAAP financial measure. See Non-GAAP Disclosure Statement and Appendix for definitions and reconciliations of non-GAAP measures.

ENVESTNET 23

© 2024 Envestnet, Inc. All rights reserved.

Illustrative Market Impact Calculations

Illustrative Market Impact Model *($ in millions)*	**Assumptions**	
Total Revenue	4Q23 revenue, annualized	$1,270
x % asset-based	~60% of total revenue	60%
x % Blended Market Change[(a)]	See below calculation	-5%
= Revenue impact		($38)
- Impact on asset-based direct expenses	~60% of asset-based revenue	($23)
= Impact on Adjusted EBITDA[(*)]	Unmitigated impact	($15)
[(a)]Blended Market Change		
% exposure to equity	60% equity allocation	60%
x % equity market performance	Assuming 5% equity market decline	-5%
+ % exposure to bond market	40% bond allocation	40%
x % bond market performance	Assuming 5% bond market decline	-5%
= Blended Market Change		-5%

- Approximately 75% of our asset-based revenue is billed quarterly, in advance. As such, the majority of any market impact would be seen in future quarters.
- More than half of our asset-based revenue is paid to third party managers and strategists. This naturally reduces the impact on our profit from a market decline.
- This represents the unmitigated impact. Depending on the severity of the impact, management may choose to offset a portion of this impact through lower variable compensation and changing its discretionary hiring and spending plans.

(a) Blended Market Change refers to the weighted performance of an equity/bond portfolio. The above calculation assumes a 60/40 portfolio in a situation where both markets decline 5%.
*Non-GAAP financial measure. See Non-GAAP Disclosure Statement and Appendix for definitions and reconciliations of non-GAAP measures.

ENVESTNET 24

© 2024 Envestnet, Inc. All rights reserved.

25 Revenue Mix – Q4 © 2024 Envestnet, Inc. All rights reserved. Three Months Ended December 31 2023 2022 Envestnet Wealth Solutions Envestnet Data & Analytics Total Envestnet Wealth Solutions Envestnet Data & Analytics Total (in thousands) Revenue: Asset-based $ 188,643 $ — $ 188,643 $ 166,408 $ — $ 166,408 Subscription-based 84,184 33,569 117,753 81,026 40,217 121,243 Total recurring revenue 272,827 33,569 306,396 247,434 40,217 287,651 Professional services and other revenue 6,161 5,075 11,236 3,667 1,556 5,223 Total Revenue $ 278,988 $ 38,644 $ 317,632 $ 251,101 $ 41,773 $ 292,874 YoY % Growth 11% (7)% 8% (8)% (10)% (8)% This chart shows Q4 2023 and Q4 2022 with Wealth Analytics as a part of the Wealth Solutions Segment.

26 Historically Reported Revenue Mix – Full Year 2023 © 2024 Envestnet, Inc. All rights reserved. Full Year 2023 2022 Envestnet Wealth Solutions Envestnet Data & Analytics Total Envestnet Wealth Solutions Envestnet Data & Analytics Total (in thousands) Revenue: Asset-based $ 745,238 $ — $ 745,238 $ 738,228 $ — $ 738,228 Subscription-based 312,991 151,739 464,730 294,997 182,847 477,844 Total recurring revenue 1,058,229 151,739 1,209,968 1,033,225 182,847 1,216,072 Professional services and other revenue 24,027 11,625 35,652 16,568 7,144 23,712 Historically Reported Revenue $ 1,082,256 $ 163,364 $ 1,245,620 $ 1,049,793 $ 189,991 $ 1,239,784 YoY % Growth 3% (14)% 0% 6% (3)% 4% This chart shows FY 2022 with Wealth Analytics as a part of Data & Analytics Segment. FY 2023 shows Wealth Analytics as a part of Data & Analytics Segment for Q1-Q3 and Wealth Analytics as a part of the Wealth Solutions Segment in Q4.

27 Recasted Revenue Mix – Full Year 2023 © 2024 Envestnet, Inc. All rights reserved. Full Year 2023 2022 Envestnet Wealth Solutions Envestnet Data & Analytics Total Envestnet Wealth Solutions Envestnet Data & Analytics Total (in thousands) Revenue: Asset-based $ 745,238 $ — $ 745,238 $ 738,228 $ — $ 738,228 Subscription-based 325,398 139,332 464,730 310,217 167,627 477,844 Total recurring revenue 1,070,636 139,332 1,209,968 1,048,445 167,627 1,216,072 Professional services and other revenue 24,068 11,584 35,652 16,799 6,913 23,712 Recasted Revenue $ 1,094,704 $ 150,916 $ 1,245,620 $ 1,065,244 $ 174,540 $ 1,239,784 YoY % Growth 3% (14)% 0% 6% (5)% 4% This chart shows both FY 2022 and FY 2023 with Wealth Analytics as a part of the Wealth Solutions Segment.

28 Outlook Table © 2024 Envestnet, Inc. All rights reserved. The Company provided the following outlook for the quarter ending March 31, 2024. This outlook is based on the market value of assets on December 31, 2023. We caution that we cannot predict the market value of our assets on any future date. See slide 2 for more information. (a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision. (1) Non-GAAP financial measure. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. (in $millions, except Adjusted EPS) 1Q 2024 GAAP: Revenue: Asset-based $ 200.0 - $ 203.0 Subscription-based 117.0 - 119.0 Total recurring revenue 317.0 - 322.0 Professional services and other revenue 3.0 - 4.0 Total revenue $ 320.0 - $ 326.0 Asset-based direct expense $ 117.5 - $ 119.0 Total direct expense $ 125.5 - $ 127.0 Net income (loss) (a) Diluted shares outstanding 66.3 Net income (loss) per diluted share (a) Non-GAAP: Adjusted EBITDA(1) $ 64.0 - $ 69.0 Adjusted net income per diluted share(1) $ 0.52 - $ 0.57

29 Reconciliation of Non-GAAP Financial Measures © 2024 Envestnet, Inc. All rights reserved. (in $thousands) (unaudited) Three Months Ended Year Ended December 31, December 31, 2023 2022 2023 2022 Total revenue $ 317,632 $ 292,874 $ 1,245,620 $ 1,239,784 Deferred revenue fair value adjustment — 54 69 216 Adjusted revenue $ 317,632 $ 292,928 $ 1,245,689 $ 1,240,000 Net loss $ (184,937) $ (37,841) $ (245,774) $ (85,480) Add (deduct): Deferred revenue fair value adjustment — 54 69 216 Interest income (1,721) (1,911) (6,288) (4,184) Interest expense 6,085 3,536 25,138 16,843 Income tax provision (benefit) (2,586) 8,603 12,777 7,061 Depreciation and amortization 34,319 31,909 130,304 125,828 Goodwill impairment 191,818 — 191,818 — Non-cash compensation expense 12,890 17,750 71,031 80,333 Restructuring charges and transaction costs 3,897 7,874 16,263 35,141 Severance expense 9,495 18,738 35,399 30,117 Litigation, regulatory and other governance related expenses 1,159 722 6,982 6,055 Foreign currency 107 806 437 1,419 Non-income tax expense adjustment (168) 914 (392) 802 Fair market value adjustment on investment in private company 2,000 (400) (804) (400) Dilution gain on equity method investee share issuance — (2,583) (546) (9,517) Loss allocations from equity method investments 2,339 3,542 10,579 8,874 Loss attributable to non-controlling interest 838 663 3,920 2,300 Adjusted EBITDA $ 75,535 $ 52,376 $ 250,913 $ 215,408

Historical Recast of Segment Information

(in thousands) (unaudited)	Year Ended December 31, 2021	Year Ended December 31, 2022	Three Months Ended March 31, 2023	Three Months Ended June 30, 2023	Three Months Ended September 30, 2023
GAAP:					
Total revenue:					
Envestnet Wealth Solutions	$ 1,003,642	$ 1,065,244	$ 260,649	$ 275,824	$ 279,243
Envestnet Data & Analytics	$ 182,875	$ 174,540	$ 38,058	$ 36,610	$ 37,604
Total operating expenses:					
Envestnet Wealth Solutions	$ 874,355	$ 1,007,921	$ 238,051	$ 253,119	$ 248,972
Envestnet Data & Analytics	$ 185,478	$ 196,761	$ 44,973	$ 46,909	$ 45,598
Income (loss) from operations:					
Envestnet Wealth Solutions	$ 129,287	$ 57,323	$ 22,598	$ 22,705	$ 30,271
Envestnet Data & Analytics	$ (2,603)	$ (22,221)	$ (6,915)	$ (10,299)	$ (7,994)
Non-GAAP:					
Adjusted EBITDA[(1)]					
Envestnet Wealth Solutions	$ 274,846	$ 243,951	$ 65,223	$ 68,891	$ 74,413
Envestnet Data & Analytics	$ 47,258	$ 35,358	$ 5,256	$ 4,030	$ 7,411

On October 1, 2023, the Company changed the composition of its reportable segments to reflect the way that the Company's chief operating decision maker reviews the operating results, assesses performance and allocates resources. As a result, the advisor-focused Wealth Analytics business has been reclassified from the Envestnet Data & Analytics segment to the Envestnet Wealth Solutions segment. The segment change does not impact nonsegment results or the Company's consolidated balance sheets, consolidated statements of operations or consolidated statements of cash flows. All segment information presented within this presentation for the quarter and full year ended December 31, 2023 is presented in conjunction with the current organizational structure, with prior periods adjusted accordingly.

© 2024 Envestnet, Inc. All rights reserved.

ENVESTNET 30

Reconciliation of Non-GAAP Financial Measures

(in $thousands, except share and adjusted EPS) (unaudited)	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Net loss	$ (184,937)	$ (37,841)	$ (245,774)	$ (85,480)
Income tax provision (benefit)	(2,586)	8,603	12,777	7,061
Loss before income tax provision (benefit)	(187,523)	(29,238)	(232,997)	(78,419)
Add (deduct):				
Deferred revenue fair value adjustment	–	54	69	216
Non-cash interest expense	1,397	(239)	5,655	4,678
Cash interest - Convertible Notes	4,369	3,458	17,845	10,897
Amortization of acquired intangibles	15,143	18,087	62,927	71,901
Goodwill impairment	191,818	–	191,818	–
Non-cash compensation expense	12,890	17,750	71,031	80,333
Restructuring charges and transaction costs	3,897	7,874	16,263	35,141
Severance expense	9,495	18,738	35,399	30,117
Litigation, regulatory and other governance related expenses	1,159	722	6,982	6,055
Foreign currency	107	806	437	1,419
Non-income tax expense adjustment	(168)	914	(392)	802
Fair market value adjustment to investment in private company	2,000	(400)	(804)	(400)
Dilution gain on equity method investee share issuance	–	(2,583)	(546)	(9,517)
Loss allocations from equity method investments	2,339	3,542	10,579	8,874
Loss attributable to non-controlling interest	838	663	3,920	2,300
Adjusted net income before income tax effect	57,761	40,148	188,186	164,397
Income tax effect	(14,729)	(10,238)	(47,987)	(41,921)
Adjusted net income	$ 43,032	$ 29,910	$ 140,199	$ 122,476
Basic number of weighted-average shares outstanding	54,689,559	55,119,075	54,457,365	55,199,482
Effect of dilutive shares:				
Convertible Notes	10,811,884	10,667,509	11,084,413	10,092,369
Non-vested RSUs and PSUs	252,597	265,187	413,734	390,270
Options to purchase common stock	19,509	70,947	47,388	111,327
Diluted number of weighted-average shares outstanding	65,773,549	66,122,718	66,002,900	65,793,448
Adjusted net income per share - diluted	$ 0.65	$ 0.45	$ 2.12	$ 1.86

© 2024 Envestnet, Inc. All rights reserved.

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Reconciliation of Non-GAAP Financial Measures

(in $millions) (unaudited)	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Net income (loss)	$13.98	$4.44	$(55.57)	$(3.28)	$4.01	$(17.20)	$(2.64)	$12.69	$(85.48)	$(245.77)
Deferred revenue fair value adjustment	-	0.32	1.27	0.13	0.12	9.27	0.69	0.28	0.22	0.07
Interest income	(0.14)	(0.34)	(0.04)	(0.20)	(2.36)	(3.35)	(1.11)	(0.83)	(4.18)	(6.29)
Interest expense	0.63	10.27	16.60	16.35	25.20	32.52	31.50	16.93	16.84	25.14
Income tax provision (benefit)	8.53	4.55	15.08	1.59	(13.17)	(30.89)	(5.40)	7.67	7.06	12.78
Depreciation and amortization	18.65	27.96	64.00	62.82	77.63	101.27	113.66	117.77	125.83	130.30
Goodwill impairment	-	-	-	-	-	-	-	-	-	191.82
Non-cash compensation expense	11.42	15.16	33.28	31.33	40.25	60.44	57.11	68.02	80.33	71.03
Restructuring charges and transaction costs	2.67	13.50	5.78	13.67	15.58	26.56	19.38	18.49	35.14	16.26
Severance	0.74	1.70	4.34	2.32	8.32	15.37	25.11	11.35	30.12	35.40
Litigation, regulatory and other governance related expenses	0.02	0.07	5.59	1.03	-	2.88	7.83	7.59	6.06	6.98
Foreign currency	-	-	(0.72)	0.49	(0.59)	(0.07)	0.12	(0.01)	1.42	0.44
Non-income tax expense adjustment	-	-	6.23	0.35	(0.59)	0.37	0.42	(1.35)	0.80	(0.39)
Accretion on contingent consideration and purchase liability	-	0.89	0.15	0.51	0.22	1.77	1.69	0.73	-	-
Fair market value adjustment on contingent consideration liability	(1.43)	(4.15)	1.59	-	-	(8.13)	(3.11)	(1.07)	-	-
Imputed interest expense on contingent consideration	1.47	-	-	-	-	-	-	-	-	-
Fair market value adjustment to investment in private company	-	-	-	-	-	-	-	(0.76)	(0.40)	(0.80)
Gain on sale of interest in private company	-	-	-	-	-	-	(1.65)	-	-	-
Gain on settlement of liability	-	-	-	-	-	-	-	(1.21)	-	-
Gain on insurance reimbursement	-	-	-	-	-	-	-	(0.97)	-	-
Dilution gain on equity method investee share issuance	-	-	-	-	-	-	-	-	(9.52)	(0.55)
Loss allocation from equity method investments	-	-	1.42	1.47	1.15	2.36	5.40	7.09	8.87	10.58
Gain on acquisition of equity method investment	-	-	-	-	-	-	(4.23)	-	-	-
Impairment of equity method investment	-	-	0.73	-	-	-	-	-	-	-
(Income) loss attributable to non-controlling interest	1.23	1.64	1.08	0.32	1.79	0.11	(1.83)	(0.70)	2.30	3.92
Non-recurring gains	-	-	-	-	-	-	(5.88)	-	-	-
Other	(1.83)	0.07	(1.38)	-	-	-	-	-	-	-
Adjusted EBITDA	$55.94	$76.07	$99.44	$128.89	$157.55	$193.29	$242.94	$261.73	$215.41	$250.91

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© 2024 Envestnet, Inc. All rights reserved.